As filed with the Securities Exchange Commission on March 2, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAGLE BULK SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0453513
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500	Alan S. Ginsberg Chief Financial Officer Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(5)	Proposed Maximum Aggregate Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, including Preferred Stock Purchase Rights, par value $0.01 per share (2)(4)
Preferred Shares, par value $0.01 per share (4)
Debt Securities (4)(5)
Guarantees (6)
Warrants (7)
Purchase Contracts (8)
Units (9)
Total			$500,000,000	$27,900(10)

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities not to exceed $500,000,000.
(2)
Preferred stock purchase rights that initially trade together with the common shares. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(D) of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Eagle Bulk Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(4)
Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(5)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(6)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Eagle Bulk Shipping Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(7)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.

(8)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.

(9)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices.  Units may consist of any combination of the securities registered hereunder.

(10)
Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the filing fee associated with unsold securities under its registration statement on Form S-3 initially filed on December 31, 2007 and amended on March 2, 2009 (File No. 333-148417) (the “Prior Registration Statement”), against the fee that would otherwise be due in connection with this registration statement. The Prior Registration Statement registered securities for a maximum offering price of $500,000,000. The Registrant did not sell any securities of that amount, leaving a balance of unsold securities with an aggregate offering price of $500,000,000. The associated filing fee of $27,900 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due for this registration statement. Accordingly, no additional registration fee has been paid with respect to this registration statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	IRS Employee Identification Number

Agali Shipping S.A.	Marshall Islands	4412	n.a.
Anemi Maritime Services S.A.	Liberia	4412	n.a.
Avlona Shipping S.A.	Marshall Islands	4412	n.a.
Besra Shipping LLC	Marshall Islands	4412	98-0563076
Cardinal Shipping LLC	Marshall Islands	4412	98-0453520
Cernicalo Shipping LLC	Marshall Islands	4412	98-0563080
Condor Shipping LLC	Marshall Islands	4412	98-0450454
Crested Eagle Shipping LLC	Marshall Islands	4412	98-0526925
Crowned Eagle Shipping LLC	Marshall Islands	4412	98-0526922
Delfini Shipping S.A.	Marshall Islands	4412	n.a.
Drosato Shipping S.A.	Marshall Islands	4412	n.a.
Eagle Shipping International (USA) LLC	Marshall Islands	4412	98-0450528
Falcon Shipping LLC	Marshall Islands	4412	98-0450453
Fountana Shipping S.A.	Marshall Islands	4412	n.a.
Fulmar Shipping LLC	Marshall Islands	4412	98-0563084
Golden Eagle Shipping LLC	Marshall Islands	4412	98-0513249
Goldeneye Shipping LLC	Marshall Islands	4412	98-0581717
Goshawk Shipping LLC	Marshall Islands	4412	98-0563088
Griffon Shipping LLC	Marshall Islands	4412	98-0453521
Harrier Shipping LLC	Marshall Islands	4412	98-0450451
Hawk Shipping LLC	Marshall Islands	4412	98-0450449
Heron Shipping LLC	Marshall Islands	4412	66-0665177
Imperial Eagle Shipping LLC	Marshall Islands	4412	98-0513252
Jaeger Shipping LLC	Marshall Islands	4412	98-0499622
Kampia Shipping S.A.	Marshall Islands	4412	n.a.
Kestrel Shipping LLC	Marshall Islands	4412	98-0499623
Kite Shipping LLC	Marshall Islands	4412	98-0450447
Kittiwake Shipping LLC	Marshall Islands	4412	98-0499630
Kofina Shipping S.A.	Marshall Islands	4412	n.a.
Marmaro Shipping S.A.	Marshall Islands	4412	n.a.
Merlin Shipping LLC	Marshall Islands	4412	66-0665179
Mesta Shipping S.A.	Marshall Islands	4412	n.a.
Mylos Shipping S.A.	Marshall Islands	4412	n.a.
Nagos Shipping S.A.	Marshall Islands	4412	n.a.
Nenita Shipping S.A.	Marshall Islands	4412	n.a.
Olympi Shipping S.A.	Marshall Islands	4412	n.a.
Oriole Shipping LLC	Marshall Islands	4412	98-0499628
Osprey Shipping LLC	Marshall Islands	4412	98-0450446
Pelineo Shipping S.A.	Marshall Islands	4412	n.a.
Peregrine Shipping LLC	Marshall Islands	4412	98-0453519
Petrel Shipping LLC	Marshall Islands	4412	98-0545586
Puffin Shipping LLC	Marshall Islands	4412	98-0545587
Pyrgi Shipping S.A.	Marshall Islands	4412	n.a.
Rahi Shipping S.A.	Marshall Islands	4412	n.a.
Raptor Shipping LLC	Marshall Islands	4412	98-0545597
Redwing Shipping LLC	Marshall Islands	4412	98-0581715

Roadrunner Shipping LLC	Marshall Islands	4412	98-0545589
Robin Shipping LLC	Marshall Islands	4412	98-0499625
Saker Shipping LLC	Marshall Islands	4412	98-0545590
Sandpiper Shipping LLC	Marshall Islands	4412	98-0545592
Shrike Shipping LLC	Marshall Islands	4412	98-0526930
Sirikari Shipping S.A.	Marshall Islands	4412	n.a.
Skua Shipping LLC	Marshall Islands	4412	98-0526936
Snipe Shipping LLC	Marshall Islands	4412	98-0545594
Sparrow Shipping LLC	Marshall Islands	4412	98-0450436
Sparrowhawk Shipping LLC	Marshall Islands	4412	98-0581719
Spilia Shipping S.A.	Marshall Islands	4412	n.a.
Stellar Eagle Shipping LLC	Marshall Islands	4412	98-0534321
Swift Shipping LLC	Marshall Islands	4412	98-0545595
Tern Shipping LLC	Marshall Islands	4412	98-0499632
Woodstar Shipping LLC	Marshall Islands	4412	98-0592277
Wren Shipping LLC	Marshall Islands	4412	98-0581720

The agent for service for each of the Additional Registrants is:
Alan S. Ginsberg Chief Financial Officer Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500

The address and telephone number for each of the Additional Registrants is:
C/o Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell thse securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated March 2, 2009

$500,000,000

Eagle Bulk Shipping Inc.

Through this prospectus, we may periodically offer:

(1) our common shares, which include preferred stock purchase rights;

(2) our preferred shares;

(3) our debt securities, which may be guaranteed by one or more of our subsidiaries;

(4) our warrants;

(5) our purchase contracts; and

(6) our units.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the Nasdaq Global Select Market under the symbol “EGLE.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the sections entitled ‘‘Risk Factors’’ beginning on page 31 of our Form 10-K for the year ended December 31, 2008.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March    , 2009.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	6
USE OF PROCEEDS	6
FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
PLAN OF DISTRIBUTION	8
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF PREFERRED SHARES	9
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES	11
DESCRIPTION OF PURCHASE CONTRACTS	20
DESCRIPTION OF UNITS	21
EXPERTS	21
LEGAL MATTERS	22
WHERE YOU CAN FIND ADDITIONAL INFORMATION	22
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23

i

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, we may sell any combination of the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under ‘‘Where You Can Find Additional Information.’’

In this prospectus, all references to ‘‘we,’’ ‘‘our,’’ ‘‘us’’ and the ‘‘Company’’ shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors beginning on page 31 of our Form 10-K for the period ending December 31, 2008 and the more detailed information that appears later in this prospectus or is contained in any supplements to this prospectus or in the documents that we incorporate by reference into this prospectus.

Our Company

Eagle Bulk Shipping Inc., or the Company, is incorporated under the laws of the Republic of the Marshall Islands and headquartered in New York, New York. We are engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels. We own and operate a modern fleet of 24 oceangoing vessels with a combined carrying capacity of 1,240,939 deadweight tons, or dwt, and an average age of approximately six years. We also have an extensive Supramax vessel newbuilding program in China and Japan which commenced delivery of the constructed vessels in 2008 and continues until 2011. We have contracts for the construction of 23 Supramax vessels with a combined carrying capacity of 1,313,300 deadweight tons. Four newbuildings were delivered into our fleet during 2008 and January of 2009. The program also provides us with options for the construction of eight Supramax vessels with a combined carrying capacity of 464,000 deadweight tons. Upon delivery of the last contracted newbuilding vessels in 2011, our total fleet will consist of 47 vessels with a combined carrying capacity of 2.55 million dwt.

We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company that was formed in January 2005 and maintains its principle executive offices in New York, New York. Each of our vessels is owned by us through a separate wholly-owned Marshall Islands limited liability company.

We maintain our principal executive offices at 477 Madison Avenue, New York, New York 10022. Our telephone number at that address is (212) 785-2500. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

Since December 31, 2007, the following significant events occurred that affected our fleet and our business:

•	In May 2008, we acquired two Supramax vessels, Goldeneye and Redwing, which were delivered into our fleet in June 2008 and September 2008, respectively.

•	In June 2008, we took delivery of the first of our newbuilding vessels, Wren. This vessel is the first of the series of 22 vessels being built in China under construction contracts.

•	In October 2008, we took delivery of our second newbuilding vessel from China, Woodstar.

•	In November 2008, we took delivery of our third newbuilding vessel, Crowned Eagle. This vessel is the first of the series of five vessels being built in Japan.

•
In December 2008, we renegotiated our 30 vessel newbuilding program in China by converting firm construction contracts on eight charter free vessels into options. The contract deposits on these vessels were redirected as progress payments towards vessels being constructed for delivery in 2009. We also deferred delivery of a vessel, Thrush, from September 2009 to November 2010. These changes in the newbuilding program resulted in a reduction of the Company’s capital expenditure program by a total of $363 million.

•	In December 2008, we amended and reduced our revolving credit facility to $1,350,000,000.

•	In January 2009, we took delivery of our fourth newbuilding vessel, Crested Eagle. This vessel is the second of the series of five vessels being built in Japan.

Our Fleet

The following table presents certain information about the Company’s revenue earning charters on its operating fleet as of the date of this prospectus:

Vessel	Year Built	Dwt	Time Charter Expiration (1)	Daily Time Charter Hire Rate

Cardinal	2004	55,362	June to September 2009	$62,000
Condor	2001	50,296	May 2010 to July 2010	$22,000
Falcon (2)	2001	51,268	April 2010 to June 2010	$39,500
Griffon	1995	46,635	March 2009	$20,075
Harrier (3)	2001	50,296	June 2009 to September 2009	$24,000
Hawk I	2001	50,296	April 2009 to June 2009	$22,000
Heron (4)	2001	52,827	January 2011 to May 2011	$26,375
Jaeger (5)	2004	52,248	October 2009 to January 2010	$10,100
Kestrel I	2004	50,326	March 2009 to April 2009	$18,000
Kite	1997	47,195	September 2009 to January 2010	$21,000
Merlin (6)	2001	50,296	December 2010 to March 2011	$25,000
Osprey I (7)	2002	50,206	October 2009 to December 2009	$25,000
Peregrine	2001	50,913	December 2009 to March 2010	$8,500
Sparrow	2000	48,225	February 2010 to May 2010	$34,500
Tern	2003	50,200	December 2009 to March 2010	$8,500
Shrike	2003	53,343	April 2009 to June 2009 May 2010 to August 2010	$24,600 25,600
Skua (8)	2003	53,350	May 2009 to August 2009	$24,200
Kittiwake	2002	53,146	July 2009 to September 2009	$56,250
Goldeneye	2002	52,421	May 2009 to July 2009	$61,000
Wren (9)	2008	53,349	Feb 2012 Feb 2012 to Dec 2018/Apr 2019	$24,750 18,000 (with profit share)
Redwing	2007	53,411	August 2009 to October 2009	$50,000
Woodstar (10)	2008	53,390	Jan 2014 Jan 2014 to Dec 2018/Apr 2019	$18,300 18,000 (with profit share)
Crowned Eagle	2008	55,940	September 2009 to December 2009	$16,000
Crested Eagle	2009	56,000	Jan 2010 to Mar 2010	$10,5000

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 1.25% to 6.25%, to third party ship brokers.

(2)	The charterer of the FALCON has an option to extend the charter period by 11 to 13 months at a daily time charter rate of $41,000.

(3)	The daily rate for the HARRIER is $27,000 for the first year and $21,000 for the second year. Revenue recognition is based on an average daily rate of $24,000.

(4)
The charterer of the HERON has an option to extend the charter period by 11 to 13 months at a time charter rate of $27,375 per day. The charterer has a second option for a further 11 to 13 months at a time charter rate of $28,375 per day.

(5)
In December 2008, the JAEGER commenced a charter for one year at an average daily rate of approximately $10,100 based on a charter rate of $5,000 per day for the first 50 days and $11,000 per day for the balance of the year.

(6)	The daily rate for the MERLIN is $27,000 for the first year, $25,000 for the second year and $23,000 for the third year. Revenue recognition is based on an average daily rate of $25,000.
(7)	The charterer of the OSPREY has an option to extend the charter period by 11 to 13 months at a time charter rate of $25,000 per day.
(8)	The charterer of the SKUA has an option to extend the charter period by 11 to 13 months at a daily time charter rate of $25,200.
(9)
The WREN has entered into a long-term charter. The charter rate until February 2012 is $24,750 per day. Subsequently, the charter until redelivery in December 2018 to April 2019 will be profit share based. The base charter rate will be $18,000 with a 50% profit share for earned rates over $22,000 per day. Revenue recognition for the base rate from commencement of the charter is based on an average daily base rate of $20,306.

(10)
The WOODSTAR has entered into a long-term charter. The charter rate until January 2014 is $18,300 per day. Subsequently, the charter until redelivery in December 2018 to April 2019 will be profit share based. The base charter rate will be $18,000 with a 50% profit share for earned rates over $22,000 per day. Revenue recognition for the base rate from commencement of the charter is based on an average daily base rate of $18,152.

The following table represents certain information, as of the date of this prospectus, about the Company’s newbuilding vessels being constructed and their employment upon delivery:

Vessel	Dwt	Year Built- Expected Delivery (1)	Time Charter Employment Expiration (2)	Daily Time Charter Hire Rate (3)	Profit Share

Stellar Eagle	56,000	Apr 2009	Charter Free	—	—
Golden Eagle	56,000	Jan 2010	Charter Free	—	—
Imperial Eagle	56,000	Feb 2010	Charter Free	—	—
Thrush	53,100	Nov 2010	Charter Free	—	—
Thrasher	53,100	Nov 2009	Feb 2016	$18,400	—
			Feb 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Avocet	53,100	Dec 2009	Mar 2016	$18,400	—
			Mar 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Bittern	58,000	Sep 2009	Dec 2014	$18,850	—
			Dec 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Canary	58,000	Oct 2009	Jan 2015	$18,850	—
			Jan 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Crane	58,000	Nov 2009	Feb 2015	$18,850	—
			Feb 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Egret (4)	58,000	Dec 2009	Sep 2012 to Jan 2013	$17,650	50% over $20,000
Gannet (4)	58,000	Jan 2010	Oct 2012 to Feb 2013	$17,650	50% over $20,000
Grebe (4)	58,000	Feb 2010	Nov 2012 to Mar 2013	$17,650	50% over $20,000

Ibis (4)	58,000	Mar 2010	Dec 2012 to Apr 2013	$17,650	50% over $20,000
Jay	58,000	Apr 2010	Sep 2015	$18,500	50% over $21,500
			Sep 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Kingfisher	58,000	May 2010	Oct 2015	$18,500	50% over $21,500
			Oct 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Martin	58,000	Jun 2010	Dec 2016 to Dec 2017	$18,400	—
Nighthawk	58,000	Mar 2011	Sep 2017 to Sep 2018	$18,400	—
Oriole	58,000	Jul 2011	Jan 2018 to Jan 2019	$18,400	—
Owl	58,000	Aug 2011	Feb 2018 to Feb 2019	$18,400	—
Petrel (4)	58,000	Sep 2011	Jun 2014 to Oct 2014	$17,650	50% over $20,000
Puffin (4)	58,000	Oct 2011	Jul 2014 to Nov 2014	$17,650	50% over $20,000
Roadrunner (4)	58,000	Nov 2011	Aug 2014 to Dec 2014	$17,650	50% over $20,000
Sandpiper (4)	58,000	Dec 2011	Sep 2014 to Jan 2015	$17,650	50% over $20,000

Converted Into Options

Snipe (5)	58,000	Jan 2012	Charter Free	—	—
Swift (5)	58,000	Feb 2012	Charter Free	—	—
Raptor (5)	58,000	Mar 2012	Charter Free	—	—
Saker (5)	58,000	Apr 2012	Charter Free	—	—
Besra (5,6)	58,000	Oct 2010	Charter Free	—	—
Cernicalo (5,6)	58,000	Jan 2011	Charter Free	—	—
Fulmar (5,6)	58,000	Jun 2011	Charter Free	—	—
Goshawk (5,6)	58,000	Sep 2011	Charter Free	—	—

(1)	Vessel build and delivery dates are estimates based on guidance received from shipyard.
(2)	The date range represents the earliest and latest date on which the charterer may redeliver the vessel to us upon the termination of the charter.
(3)	The time charter hire rate presented are gross daily charter rates before brokerage commissions ranging from 2.25% to 6.25% to third party ship brokers.
(4)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.
(5)	Options for construction declared on December 27, 2007.
(6)	Firm contracts converted to options in December 2008.

The Securities

We may use this prospectus to offer up to $500,000,000 of:

•	our common shares, including preferred stock purchase rights;

•	our preferred shares;

•	our debt securities, which may be guaranteed by one or more of our subsidiaries;

•	our warrants;

•	our purchase contracts; and

•	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or a selling shareholder may offer and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

We have identified a number of risk factors which you should consider before buying our common shares or our other securities. These risk factors are incorporated by reference into this registration statement from the Company’s Form 10-K for the period ended December 31, 2008 filed with the Commission on March 2, 2009. Please see ‘‘Incorporation of Certain Documents by Reference.’’ In addition, you should also consider carefully the risks set forth under the heading ‘‘Risk Factors’’ in a prospectus supplement, if any, that will describe the specific amounts, prices and terms of the offered securities before investing in any of the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words “believe”, “anticipate”, “intend”, “estimate”, “forecast”, “project”, “plan”, “potential”, “will”, “may”, “should”, “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Period	Period from January 26, 2005 (inception) to December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008

Ratio of earnings to fixed charges	1.9	4.1	2.9	1.8

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	block trades, in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may indemnify underwriters, agents and dealers, as applicable, against liabilities relating to offerings of securities, including liabilities under the Securities Act, or we may agree to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an ‘‘at the market’’ offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

DESCRIPTION OF CAPITAL STOCK

Our description of capital stock can be found under the headings ‘‘Description of Capital Stock’’ and ‘‘Description of Registrant’s Securities to be Registered’’ in our registration statements on Form 8-A, (File No. 000-51366) and (File No. 001-33831) as amended, filed with the Commission on June 20, 2005 and November 13, 2007, respectively. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

DESCRIPTION OF PREFERRED SHARES

The material terms of any series of preferred shares that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.

Subject to shareholder approval, our board of directors has the authority to issue preferred shares in one or more series and to determine the rights, preferences and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities, which may be convertible from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, as amended, or Exchange Act, report that will be incorporated by reference to the registration statement of which this prospectus forms a part or a prospectus supplement. We will refer to any or all of these reports as ‘‘subsequent filings.’’ The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an ‘‘indenture’’ and collectively as the ‘‘indentures.’’ Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration, as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities;

•	the applicability of any guarantees;

•	the amount of discount or premium, if any, with which such securities will be issued;

•	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	additional terms not inconsistent with the terms of the indenture.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above; but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service (the ‘‘IRS’’) a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

THE INFORMATION IN THIS SECTION CONCERNING DTC AND DTC’S BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM SOURCES THAT WE BELIEVE TO BE RELIABLE, BUT WE TAKE NO RESPONSIBILITY FOR ITS ACCURACY.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The applicable prospectus supplement will also describe any material United States federal income tax considerations.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and our management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.  Certain other matters relating to United States Federal income tax considerations have also been passed upon for us by Seward & Kissel LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and special reports within the Commission. You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to ‘‘incorporate by reference’’ information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 2, 2009;

•	Our ‘‘Description of Capital Stock’’ contained in our registration statement on Form 8-A, (File No. 000-51366) as amended, filed with the Commission on June 20, 2005;

•	Our ‘‘Description of Registrant’s Securities to be Registered’’ contained in our registration statement on Form 8-A, (File No. 001-33831), filed with the Commission on November 13, 2007;

•	Our Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed on April, 10, 2008; and

•
All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be ‘‘filed’’ under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered ‘‘filed’’ under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, NY 10022
(212) 785-2500

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Business Corporation Act (the ‘‘BCA’’) of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

We estimate the expenses in connection with the issuance and distribution of securities in this offering to be as follows:

Registration Fee	$	- (1)
Legal Fees and Expenses		75,000
Accountants’ Fees and Expenses		25,000
Miscellaneous Costs		22,100
Total		$122,100

(1)           Pursuant to Rule 457(p) under the Securities Act, the Registrant applied the filing fee associated with unsold securities under its registration statement on Form S-3ASR initially filed on December 31, 2007 and amended on March 2, 2009 (File No. 333-148417) (the “Prior Registration Statement”), against the fee that would otherwise be due in connection with this registration statement. The Prior Registration Statement registered securities for a maximum offering price of $500,000,000. Because the Registrant did not sell any securities of that amount, no additional registration fee was paid with respect to this registration statement.

Item 15.    Indemnification of Directors and Officers.

The bylaws of the Company provide that every director and officer of the Company shall be indemnified out of the funds of the Company against:

(1)    all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Company (the ‘‘Companies Acts’’); and

(2)    all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1)  Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)  Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)  Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)  Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16.    Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

A.    The Company hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to 415(a)(1), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

EAGLE BULK SHIPPING INC.

By: /s/ Sophocles N. Zoullas
Name: Sophocles N. Zoullas Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sophocles N. Zoullas, Alan S. Ginsberg, and Gary Wolfe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 2, 2009 in the capacities indicated.

Signature	Title

/s/ Sophocles N. Zoullas	Director, President and Chief Executive Officer
Sophocles N. Zoullas

/s/ Jon Tomasson	Director
Jon Tomasson

/s/ Alexis P. Zoullas	Director
Alexis P. Zoullas

/s/ David B. Hiley	Director
David B. Hiley

/s/ Douglas P. Haensel	Director
Douglas P. Haensel

/s/ Forrest E. Wylie	Director
Forrest E. Wylie

/s/ Joseph Cianciolo	Director
Joseph Cianciolo

/s/ Alan S. Ginsberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alan S. Ginsberg

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

AGALI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Agali Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

ANEMI MARITIME SERVICES S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Anemi Maritime Services S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

AVLONA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Avlona Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

BESRA SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Besra Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

CARDINAL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cardinal Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

CERNICALO SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cernicalo Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

CONDOR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Condor Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

CRESTED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crested Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

CROWNED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crowned Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

DELFINI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Delfini Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

DROSATO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Drosato Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

EAGLE SHIPPING INTERNATIONAL (USA) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Shipping International (USA) LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

FALCON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Falcon Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

FOUNTANA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Fountana Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

FULMAR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Fulmar Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

GOLDEN EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Golden Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

GOLDENEYE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Goldeneye Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

GOSHAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Goshawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

GRIFFON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Griffon Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

HARRIER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Harrier Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

HAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Hawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

HERON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Heron Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

IMPERIAL EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Imperial Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

JAEGER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jaeger Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

KAMPIA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kampia Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

KESTREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kestrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

KITE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kite Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

KITTIWAKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kittiwake Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

KOFINA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kofina Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

MARMARO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Marmaro Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

MERLIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Merlin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

MESTA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Mesta Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

MYLOS SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Mylos Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

NAGOS SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nagos Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

NENITA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nenita Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

OLYMPI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Olympi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

ORIOLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Oriole Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

OSPREY SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Osprey Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

PELINEO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Pelineo Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

PEREGRINE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Peregrine Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

PETREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Petrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

PUFFIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Puffin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

PYRGI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Pyrgi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

RAHI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Rahi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

RAPTOR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Raptor Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

REDWING SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Redwing Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

ROADRUNNER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Roadrunner Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

ROBIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Robin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SAKER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Saker Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SHRIKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Shrike Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SIRIKARI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sirikari Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SKUA SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Skua Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SNIPE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Snipe Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SPARROW SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sparrow Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SPARROWHAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sparrowhawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SPILIA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Spilia Shipping S.A., has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

STELLAR EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stellar Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

SWIFT SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Swift Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

TERN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Tern Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

WOODSTAR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Woodstar Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2009.

WREN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Wren Shipping LLC, has signed this registration statement in the City of New York, State of New York, on March 2, 2009.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of Form S-1/A (file no. 333-123817)).
3.2	Amended and Restated By Laws of the Company (incorporated herein by reference to Exhibit 3.2 of Form S-1/A (file no. 333-123817)).
3.3	Certification of Formation of Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.3 of Form S-3 (file no. 333-137003)).
3.4	Certificate of Amendment of Eagle Shipping LLC (changing name to Eagle Shipping International (USA) LLC) (incorporated herein by reference to Exhibit 3.4 of Form S-3 (file no. 333-137003)).
3.5	Amended and Restated Limited Liability Company Agreement of Eagle Shipping International (USA) LLC (incorporated herein by reference to Exhibit 3.5 of Form S-3 (file no. 333-137003)).
3.6	Certificate of Formation of Condor Shipping LLC (incorporated herein by reference to Exhibit 3.6 of Form S-3 (file no. 333-137003)).
3.7	Amended and Restated Limited Liability Company Agreement of Condor Shipping LLC (incorporated herein by reference to Exhibit 3.7 of Form S-3 (file no. 333-137003)).
3.8	Certificate of Formation of Hawk Shipping LLC (incorporated herein by reference to Exhibit 3.8 of Form S-3 (file no. 333-137003)).
3.9	Amended and Restated Limited Liability Company Agreement of Hawk Shipping LLC (incorporated herein by reference to Exhibit 3.9 of Form S-3 (file no. 333-137003)).
3.10	Certificate of Formation of Falcon Shipping LLC (incorporated herein by reference to Exhibit 3.10 of Form S-3 (file no. 333-137003)).
3.11	Amended and Restated Limited Liability Company Agreement of Falcon Shipping LLC (incorporated herein by reference to Exhibit 3.11 of Form S-3 (file no. 333-137003)).
3.12	Certificate of Formation of Harrier Shipping LLC (incorporated herein by reference to Exhibit 3.12 of Form S-3 (file no. 333-137003)).
3.13	Amended and Restated Limited Liability Company Agreement of Harrier Shipping LLC (incorporated herein by reference to Exhibit 3.13 of Form S-3 (file no. 333-137003)).
3.14	Certificate of Formation of Osprey Shipping LLC (incorporated herein by reference to Exhibit 3.14 of Form S-3 (file no. 333-137003)).
3.15	Amended and Restated Limited Liability Company Agreement of Osprey Shipping LLC (incorporated herein by reference to Exhibit 3.15 of Form S-3 (file no. 333-137003)).
3.16	Certificate of Formation of Kite Shipping LLC (incorporated herein by reference to Exhibit 3.16 of Form S-3 (file no. 333-137003)).
3.17	Amended and Restated Limited Liability Company Agreement of Kite Shipping LLC (incorporated herein by reference to Exhibit 3.17 of Form S-3 (file no. 333-137003)).
3.18	Certificate of Formation of Sparrow Shipping LLC (incorporated herein by reference to Exhibit 3.18 of Form S-3 (file no. 333-137003)).

3.19	Amended and Restated Limited Liability Company Agreement of Sparrow Shipping LLC (incorporated herein by reference to Exhibit 3.19 of Form S-3 (file no. 333-137003)).
3.20	Certificate of Formation of Griffon Shipping LLC (incorporated herein by reference to Exhibit 3.20 of Form S-3 (file no. 333-137003)).
3.21	Amended and Restated Limited Liability Company Agreement of Griffon Shipping LLC (incorporated herein by reference to Exhibit 3.21 of Form S-3 (file no. 333-137003)).
3.22	Certificate of Formation of Shikra Shipping LLC (incorporated herein by reference to Exhibit 3.22 of Form S-3 (file no. 333-137003)).
3.23	Amended and Restated Limited Liability Company Agreement of Shikra Shipping LLC (incorporated herein by reference to Exhibit 3.23 of Form S-3 (file no. 333-137003)).
3.24	Certificate of Formation of Peregrine Shipping LLC (incorporated herein by reference to Exhibit 3.24 of Form S-3 (file no. 333-137003)).
3.25	Amended and Restated Limited Liability Company Agreement of Peregrine Shipping LLC (incorporated herein by reference to Exhibit 3.25 of Form S-3 (file no. 333-137003)).
3.26	Certificate of Formation of Cardinal Shipping LLC (incorporated herein by reference to Exhibit 3.26 of Form S-3 (file no. 333-137003)).
3.27	Amended and Restated Limited Liability Company Agreement of Cardinal Shipping LLC (incorporated herein by reference to Exhibit 3.27 of Form S-3 (file no. 333-137003)).
3.28	Certificate of Formation of Heron Shipping LLC (incorporated herein by reference to Exhibit 3.28 of Form S-3 (file no. 333-137003)).
3.29	Limited Liability Company Agreement of Heron Shipping LLC (incorporated herein by reference to Exhibit 3.29 of Form S-3 (file no. 333-137003)).
3.30	Certificate of Formation of Merlin Shipping LLC (incorporated herein by reference to Exhibit 3.30 of Form S-3 (file no. 333-137003)).
3.31	Limited Liability Company Agreement of Merlin Shipping LLC (incorporated herein by reference to Exhibit 3.31 of Form S-3 (file no. 333-137003)).
3.32	Certificate of Formation of Jaeger Shipping LLC (incorporated herein by reference to Exhibit 3.32 of Form S-3 (file no. 333-137003)).
3.33	Limited Liability Company Agreement of Jaeger Shipping LLC (incorporated herein by reference to Exhibit 3.33 of Form S-3 (file no. 333-137003)).
3.34	Certificate of Formation of Kestrel Shipping LLC (incorporated herein by reference to Exhibit 3.34 of Form S-3 (file no. 333-137003)).
3.35	Limited Liability Company Agreement of Kestrel Shipping LLC (incorporated herein by reference to Exhibit 3.35 of Form S-3 (file no. 333-137003)).
3.36	Certificate of Formation of Tern Shipping LLC (incorporated herein by reference to Exhibit 3.36 of Form S-3 (file no. 333-137003)).
3.37	Limited Liability Company Agreement of Tern Shipping LLC (incorporated herein by reference to Exhibit 3.37 of Form S-3 (file no. 333-137003)).
3.38	Certificate of Formation of Kittiwake Shipping LLC (incorporated herein by reference to Exhibit 3.38 of Form S-3 (file no. 333-137003)).
3.39	Limited Liability Company Agreement of Kittiwake Shipping LLC (incorporated herein by reference to Exhibit 3.39 of Form S-3 (file no. 333-137003)).
3.40	Certificate of Formation of Oriole Shipping LLC (incorporated herein by reference to Exhibit 3.40 of Form S-3 (file no. 333-137003)).

3.41	Limited Liability Company Agreement of Oriole Shipping LLC (incorporated herein by reference to Exhibit 3.41 of Form S-3 (file no. 333-137003)).
3.42	Certificate of Formation of Robin Shipping LLC (incorporated herein by reference to Exhibit 3.42 of Form S-3 (file no. 333-137003)).
3.43	Limited Liability Company Agreement of Robin Shipping LLC (incorporated herein by reference to Exhibit 3.43 of Form S-3 (file no. 333-137003)).
3.44	Certificate of Formation of Eagle Bulk (Delaware) LLC (incorporated herein by reference to Exhibit 3.44 of Form S-3 (file no. 333-137003)).
3.45	Limited Liability Company Agreement of Eagle Bulk (Delaware) LLC (incorporated herein by reference to Exhibit 3.45 of Form S-3 (file no. 333-137003)).
3.46	Certificate of Formation of Golden Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.46 of Form S-3 (file no. 333-139745)).
3.47	Limited Liability Company Agreement of Golden Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.47 of Form S-3 (file no. 333-139745)).
3.48	Certificate of Formation of Imperial Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.48 of Form S-3 (file no. 333-139745)).
3.49	Limited Liability Company Agreement of Imperial Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.49 of Form S-3 (file no. 333-139745)).
3.50	Certificate of Formation of Stellar Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.50 of Form S-3ASR (file no. 333-148417)).
3.51	Limited Liability Company Agreement of Stellar Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.51 of Form S-3ASR (file no. 333-148417)).
3.52	Certificate of Formation of Snipe Shipping LLC (incorporated herein by reference to Exhibit 3.52 of Form S-3ASR (file no. 333-148417)).
3.53	Limited Liability Company Agreement of Snipe Shipping LLC (incorporated herein by reference to Exhibit 3.53 of Form S-3ASR (file no. 333-148417)).
3.54	Certificate of Formation of Swift Shipping LLC (incorporated herein by reference to Exhibit 3.54 of Form S-3ASR (file no. 333-148417)).
3.55	Limited Liability Company Agreement of Swift Shipping LLC (incorporated herein by reference to Exhibit 3.55 of Form S-3ASR (file no. 333-148417)).
3.56	Certificate of Formation of Crested Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.56 of Form S-3ASR (file no. 333-148417)).
3.57	Limited Liability Company Agreement of Crested Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.57 of Form S-3ASR (file no. 333-148417)).
3.58	Certificate of Formation of Crowned Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.58 of Form S-3ASR (file no. 333-148417)).
3.59	Limited Liability Company Agreement of Crowned Eagle Shipping LLC (incorporated herein by reference to Exhibit 3.59 of Form S-3ASR (file no. 333-148417)).
3.60	Certificate of Formation of Petrel Shipping LLC (incorporated herein by reference to Exhibit 3.60 of Form S-3ASR (file no. 333-148417)).
3.61	Limited Liability Company Agreement of Petrel Shipping LLC (incorporated herein by reference to Exhibit 3.61 of Form S-3ASR (file no. 333-148417)).
3.62	Certificate of Formation of Puffin Shipping LLC (incorporated herein by reference to Exhibit 3.62 of Form S-3ASR (file no. 333-148417)).

3.63	Limited Liability Company Agreement of Puffin Shipping LLC (incorporated herein by reference to Exhibit 3.63 of Form S-3ASR (file no. 333-148417)).
3.64	Certificate of Formation of Raptor Shipping LLC (incorporated herein by reference to Exhibit 3.64 of Form S-3ASR (file no. 333-148417)).
3.65	Limited Liability Company Agreement of Raptor Shipping LLC (incorporated herein by reference to Exhibit 3.65 of Form S-3ASR (file no. 333-148417)).
3.66	Certificate of Formation of Shrike Shipping LLC (incorporated herein by reference to Exhibit 3.66 of Form S-3ASR (file no. 333-148417)).
3.67	Limited Liability Company Agreement of Shrike Shipping LLC (incorporated herein by reference to Exhibit 3.67 of Form S-3ASR (file no. 333-148417)).
3.68	Certificate of Formation of Skua Shipping LLC (incorporated herein by reference to Exhibit 3.68 of Form S-3ASR (file no. 333-148417)).
3.69	Limited Liability Company Agreement of Skua Shipping LLC (incorporated herein by reference to Exhibit 3.69 of Form S-3ASR (file no. 333-148417)).
3.70	Certificate of Formation of Sandpiper Shipping LLC (incorporated herein by reference to Exhibit 3.70 of Form S-3ASR (file no. 333-148417)).
3.71	Limited Liability Company Agreement of Sandpiper Shipping LLC (incorporated herein by reference to Exhibit 3.71 of Form S-3ASR (file no. 333-148417)).
3.72	Certificate of Formation of Roadrunner Shipping LLC (incorporated herein by reference to Exhibit 3.72 of Form S-3ASR (file no. 333-148417)).
3.73	Limited Liability Company Agreement of Roadrunner Shipping LLC (incorporated herein by reference to Exhibit 3.73 of Form S-3ASR (file no. 333-148417)).
3.74	Certificate of Formation of Saker Shipping LLC (incorporated herein by reference to Exhibit 3.74 of Form S-3ASR (file no. 333-148417)).
3.75	Limited Liability Company Agreement of Saker Shipping LLC (incorporated herein by reference to Exhibit 3.75 of Form S-3ASR (file no. 333-148417)).
3.76	Articles of Incorporation of Agali Shipping S.A. (incorporated herein by reference to Exhibit 3.76 of Form S-3ASR (file no. 333-148417)).
3.77	Articles of Amendment of Incorporation of Agali Shipping S.A. (incorporated herein by reference to Exhibit 3.77 of Form S-3ASR (file no. 333-148417)).
3.78	Bylaws of Agali Shipping S.A. (incorporated herein by reference to Exhibit 3.78 of Form S-3ASR (file no. 333-148417)).
3.79	Articles of Incorporation of Avlona Shipping S.A. (incorporated herein by reference to Exhibit 3.79 of Form S-3ASR (file no. 333-148417)).
3.80	Articles of Amendment of Incorporation of Avlona Shipping S.A. (incorporated herein by reference to Exhibit 3.80 of Form S-3ASR (file no. 333-148417)).
3.81	Bylaws of Avlona Shipping S.A. (incorporated herein by reference to Exhibit 3.81 of Form S-3ASR (file no. 333-148417)).
3.82	Articles of Incorporation of Delfini Shipping S.A. (incorporated herein by reference to Exhibit 3.82 of Form S-3ASR (file no. 333-148417)).
3.83	Articles of Amendment of Incorporation of Delfini Shipping S.A. (incorporated herein by reference to Exhibit 3.83 of Form S-3ASR (file no. 333-148417)).
3.84	Bylaws of Delfini Shipping S.A. (incorporated herein by reference to Exhibit 3.84 of Form S-3ASR (file no. 333-148417)).
3.85	Articles of Incorporation of Drosata Shipping S.A. (incorporated herein by reference to Exhibit 3.85 of Form S-3ASR (file no. 333-148417)).
3.86	Articles of Amendment of Incorporation of Drosata Shipping S.A. (incorporated herein by reference to Exhibit 3.86 of Form S-3ASR (file no. 333-148417)).

3.87	Bylaws of Drosata Shipping S.A. (incorporated herein by reference to Exhibit 3.87 of Form S-3ASR (file no. 333-148417)).
3.88	Articles of Incorporation of Fountana Shipping S.A. (incorporated herein by reference to Exhibit 3.88 of Form S-3ASR (file no. 333-148417)).
3.89	Articles of Amendment of Incorporation of Fountana Shipping S.A. (incorporated herein by reference to Exhibit 3.89 of Form S-3ASR (file no. 333-148417)).
3.90	Bylaws of Fountana Shipping S.A. (incorporated herein by reference to Exhibit 3.90 of Form S-3ASR (file no. 333-148417)).
3.91	Articles of Incorporation of Kampia Shipping S.A. (incorporated herein by reference to Exhibit 3.91 of Form S-3ASR (file no. 333-148417)).
3.92	Articles of Amendment of Incorporation of Kampia Shipping S.A. (incorporated herein by reference to Exhibit 3.92 of Form S-3ASR (file no. 333-148417)).
3.93	Bylaws of Kampia Shipping S.A. (incorporated herein by reference to Exhibit 3.93 of Form S-3ASR (file no. 333-148417)).
3.94	Articles of Incorporation of Mylos Shipping S.A. (incorporated herein by reference to Exhibit 3.94 of Form S-3ASR (file no. 333-148417)).
3.95	Articles of Amendment of Incorporation of Mylos Shipping S.A. (incorporated herein by reference to Exhibit 3.95 of Form S-3ASR (file no. 333-148417)).
3.96	Bylaws of Mylos Shipping S.A. (incorporated herein by reference to Exhibit 3.96 of Form S-3ASR (file no. 333-148417)).
3.97	Articles of Incorporation of Mesta Shipping S.A. (incorporated herein by reference to Exhibit 3.97 of Form S-3ASR (file no. 333-148417)).
3.98	Articles of Amendment of Incorporation of Mesta Shipping S.A. (incorporated herein by reference to Exhibit 3.98 of Form S-3ASR (file no. 333-148417)).
3.99	Bylaws of Mesta Shipping S.A. (incorporated herein by reference to Exhibit 3.99 of Form S-3ASR (file no. 333-148417)).
3.100	Articles of Incorporation of Marmaro Shipping S.A. (incorporated herein by reference to Exhibit 3.100 of Form S-3ASR (file no. 333-148417)).
3.101	Articles of Amendment of Incorporation of Marmaro Shipping S.A. (incorporated herein by reference to Exhibit 3.101 of Form S-3ASR (file no. 333-148417)).
3.102	Bylaws of Marmaro Shipping S.A. (incorporated herein by reference to Exhibit 3.102 of Form S-3ASR (file no. 333-148417)).
3.103	Articles of Incorporation of Kofina Shipping S.A. (incorporated herein by reference to Exhibit 3.103 of Form S-3ASR (file no. 333-148417)).
3.104	Articles of Amendment of Incorporation of Kofina Shipping S.A. (incorporated herein by reference to Exhibit 3.104 of Form S-3ASR (file no. 333-148417)).
3.105	Bylaws of Kofina Shipping S.A. (incorporated herein by reference to Exhibit 3.105 of Form S-3ASR (file no. 333-148417)).
3.106	Articles of Incorporation of Rahi Shipping S.A. (incorporated herein by reference to Exhibit 3.106 of Form S-3ASR (file no. 333-148417)).
3.107	Articles of Amendment of Incorporation of Rahi Shipping S.A. (incorporated herein by reference to Exhibit 3.107 of Form S-3ASR (file no. 333-148417)).
3.108	Bylaws of Rahi Shipping S.A. (incorporated herein by reference to Exhibit 3.108 of Form S-3ASR (file no. 333-148417)).
3.109	Articles of Incorporation of Sirikari Shipping S.A. (incorporated herein by reference to Exhibit 3.109 of Form S-3ASR (file no. 333-148417)).
3.110	Articles of Amendment of Incorporation of Sirikari Shipping S.A. (incorporated herein by reference to Exhibit 3.110 of Form S-3ASR (file no. 333-148417)).

3.111	Bylaws of Sirikari Shipping S.A. (incorporated herein by reference to Exhibit 3.111 of Form S-3ASR (file no. 333-148417)).
3.112	Articles of Incorporation of Spilia Shipping S.A. (incorporated herein by reference to Exhibit 3.112 of Form S-3ASR (file no. 333-148417)).
3.113	Articles of Amendment of Incorporation of Spilia Shipping S.A. (incorporated herein by reference to Exhibit 3.113 of Form S-3ASR (file no. 333-148417)).
3.114	Bylaws of Spilia Shipping S.A. (incorporated herein by reference to Exhibit 3.114 of Form S-3ASR (file no. 333-148417)).
3.115	Articles of Incorporation of Nagos Shipping S.A. (incorporated herein by reference to Exhibit 3.115 of Form S-3ASR (file no. 333-148417)).
3.116	Articles of Amendment of Incorporation of Nagos Shipping S.A. (incorporated herein by reference to Exhibit 3.116 of Form S-3ASR (file no. 333-148417)).
3.117	Bylaws of Nagos Shipping S.A. (incorporated herein by reference to Exhibit 3.117 of Form S-3ASR (file no. 333-148417)).
3.118	Articles of Incorporation of Nenita Shipping S.A. (incorporated herein by reference to Exhibit 3.118 of Form S-3ASR (file no. 333-148417)).
3.119	Articles of Amendment of Incorporation of Nenita Shipping S.A. (incorporated herein by reference to Exhibit 3.119 of Form S-3ASR (file no. 333-148417)).
3.120	Bylaws of Nenita Shipping S.A. (incorporated herein by reference to Exhibit 3.120 of Form S-3ASR (file no. 333-148417)).
3.121	Articles of Incorporation of Olympi Shipping S.A. (incorporated herein by reference to Exhibit 3.121 of Form S-3ASR (file no. 333-148417)).
3.122	Articles of Amendment of Incorporation of Olympi Shipping S.A. (incorporated herein by reference to Exhibit 3.122 of Form S-3ASR (file no. 333-148417)).
3.123	Bylaws of Olympi Shipping S.A. (incorporated herein by reference to Exhibit 3.123 of Form S-3ASR (file no. 333-148417)).
3.124	Articles of Incorporation of Pelineo Shipping S.A. (incorporated herein by reference to Exhibit 3.124 of Form S-3ASR (file no. 333-148417)).
3.125	Articles of Amendment of Incorporation of Pelineo Shipping S.A. (incorporated herein by reference to Exhibit 3.125 of Form S-3ASR (file no. 333-148417)).
3.126	Bylaws of Pelineo Shipping S.A. (incorporated herein by reference to Exhibit 3.126 of Form S-3ASR (file no. 333-148417)).
3.127	Articles of Incorporation of Pyrgi Shipping S.A. (incorporated herein by reference to Exhibit 3.127 of Form S-3ASR (file no. 333-148417)).
3.128	Articles of Amendment of Incorporation of Pyrgi Shipping S.A. (incorporated herein by reference to Exhibit 3.128 of Form S-3ASR (file no. 333-148417)).
3.129	Bylaws of Pyrgi Shipping S.A. (incorporated herein by reference to Exhibit 3.129 of Form S-3ASR (file no. 333-148417)).
3.130	Articles of Incorporation of Anemi Maritime Services S.A. (formerly Tsangaris Marine Services Inc.) (incorporated herein by reference to Exhibit 3.130 of Form S-3ASR (file no. 333-148417)).
3.131
Articles of Amendment of Incorporation of Anemi Maritime Services S.A. (formerly Tsangaris Marine Services Inc.) (incorporated herein by reference to Exhibit 3.131 of Form S-3ASR (file no. 333-148417)).

3.132	Articles of Amendment of Incorporation of Anemi Maritime Services S.A. (incorporated herein by reference to Exhibit 3.132 of Form S-3ASR (file no. 333-148417)).
3.133	Bylaws of Anemi Maritime Services S.A. (formerly Tsangaris Marine Services Inc.) (incorporated herein by reference to Exhibit 3.133 of Form S-3ASR (file no. 333-148417)).

3.134	Certificate of Formation of Besra Shipping LLC (incorporated herein by reference to Exhibit 3.134 of Form S-3POSASR (file no. 333-148417)).
3.135	Limited Liability Company Agreement of Besra Shipping LLC (incorporated herein by reference to Exhibit 3.135 of Form S-3POSASR (file no. 333-148417)).
3.136	Certificate of Formation of Cernicalo Shipping LLC (incorporated herein by reference to Exhibit 3.136 of Form S-3POSASR (file no. 333-148417)).
3.137	Limited Liability Company Agreement of Cernicalo Shipping LLC (incorporated herein by reference to Exhibit 3.137 of Form S-3POSASR (file no. 333-148417)).
3.138	Certificate of Formation of Fulmar Shipping LLC (incorporated herein by reference to Exhibit 3.138 of Form S-3POSASR (file no. 333-148417)).
3.139	Limited Liability Company Agreement of Fulmar Shipping LLC (incorporated herein by reference to Exhibit 3.139 of Form S-3POSASR (file no. 333-148417)).
3.140	Certificate of Formation of Goshawk Shipping LLC (incorporated herein by reference to Exhibit 3.140 of Form S-3POSASR (file no. 333-148417)).
3.141	Limited Liability Company Agreement of Goshawk Shipping LLC (incorporated herein by reference to Exhibit 3.141 of Form S-3POSASR (file no. 333-148417)).
3.142	Certificate of Formation of Goldeneye Shipping LLC (incorporated herein by reference to Exhibit 3.142 of Form S-3POSASR (file no. 333-148417)).
3.143	Limited Liability Company Agreement of Goldeneye Shipping LLC (incorporated herein by reference to Exhibit 3.143 of Form S-3POSASR (file no. 333-148417)).
3.144	Certificate of Formation of Sparrowhawk Shipping LLC (incorporated herein by reference to Exhibit 3.144 of Form S-3POSASR (file no. 333-148417)).
3.145	Limited Liability Company Agreement of Sparrowhawk Shipping LLC (incorporated herein by reference to Exhibit 3.145 of Form S-3POSASR (file no. 333-148417)).
3.146	Certificate of Formation of Wren Shipping LLC (incorporated herein by reference to Exhibit 3.146 of Form S-3POSASR (file no. 333-148417)).
3.147	Limited Liability Company Agreement of Wren Shipping LLC (incorporated herein by reference to Exhibit 3.147 of Form S-3POSASR (file no. 333-148417)).
3.148	Certificate of Formation of Woodstar Shipping LLC (incorporated herein by reference to Exhibit 3.148 of Form S-3POSASR (file no. 333-148417)).
3.149	Limited Liability Company Agreement of Woodstar Shipping LLC (incorporated herein by reference to Exhibit 3.149 of Form S-3POSASR (file no. 333-148417)).
3.150	Certificate of Formation of Redwing Shipping LLC (incorporated herein by reference to Exhibit 3.150 of Form S-3POSASR (file no. 333-148417)).
3.151	Limited Liability Company Agreement of Redwing Shipping LLC (incorporated herein by reference to Exhibit 3.151 of Form S-3POSASR (file no. 333-148417)).
4.1	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4 of Form S-1/A (file no. 333-123817)).
4.2	Specimen Preferred Share Certificate*
4.3	Form of Common Share warrant agreement*
4.4	Form of Preferred Share warrant agreement*
4.5	Form of Purchase Contract warrant agreement*
4.6	Form of Unit warrant agreement*
4.7	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.7 of Form S-3 (file no. 333-139745)).
4.8	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.8 of Form S-3 (file no. 333-139745)).

4.9
Form of Second Amendatory Agreement with the Royal Bank of Scotland plc, as lead arranger, and certain other lenders (incorporated herein by reference to Exhibit 4.9 of Form S-3POSASR (file no. 333-148417)).

5.1	Opinion of Seward & Kissel LLP, counsel to the Company, on the validity of the common shares**
12	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 of Form S-3POSASR (file no. 333-148417)).
21	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21 of Form S-3POSASR (file no. 333-148417)).
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)**
23.2	Consent of Ernst & Young LLP**
24	Power of Attorney (contained in signature page)**
25.1	Form of T-1 Statement of Eligibility (senior indenture)*
25.2	Form of T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.
**	Filed herewith.

SK 25083 001 964132 v2